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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-49481 of Pool Energy Services Co. on Form S-3 of our report dated February 17, 1998, appearing in the Annual Report on Form 10-K of Pool Energy Services Co. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                            DELOITTE & TOUCHE LLP
Houston, Texas

June 3, 1998